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                                                                    EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the eBenX, Inc. 1993 Stock Option Plan, the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan of our report dated March 22, 1999 with respect to the financial statements of eBenX, Inc. included in the Registration Statement (Form S-1 No. 333-87985), filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Minneapolis, Minnesota
January 3, 2000